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                                                                   EXHIBIT 10.11

                              Amendment Number 9

                     Vencor, Inc. Retirement Savings Plan

     WHEREAS Vencor, Inc. ("Sponsoring Employer") adopted the Vencor, Inc. Retirement Savings Plan ("Plan") effective as of January 1, 1986; and

     WHEREAS the Sponsoring Employer reserved the right to amend the Plan by action of its Board of Directors; and

     WHEREAS the Sponsoring Employer now desires to amend said Plan to make certain changes as a result of recent plan mergers;

     NOW, THEREFORE, the Plan is amended, effective January 1, 1996, except as otherwise indicated herein, in the following respects:

(1)  Section 1.28 is amended to read as follows:

     Section 1.28 Individual Account means the detailed record kept of the amounts credited or charged to each Participant in accordance with the terms hereof. Such Individual Account is comprised of the following accounts: a Base Contribution Account, a Profit Sharing Contribution Account, a Salary Redirection Account, a Matching Contribution Account, a Prior Plan Salary Redirection Account, if applicable, and a Prior Plan Employer Contribution Account, if applicable.

(2)  New Subsection 1.45(g) is added to read as follows:

     (g) Service with a predecessor employer will be credited to an employee as Service for the Employer as required pursuant to Code Section 414(a). For purposes of this Subsection, a predecessor employer is an employer who sponsored a plan qualified under Code Section 401(a) which is maintained by the Company.

(3)  New Section 1.53 is added to read as follows:

     Section 1.53 Prior Plan Employer Contribution Account means that portion of a Participant's Individual Account attributable to (i) any employer contributions and accumulated earnings allocated to such Participant under the terms of a plan which has been merged into this Plan (but does not include the Prior Plan) and (ii) the Participant's proportionate share attributable to his Prior Plan Employer Contribution Account, of the Adjustments, reduced by any distributions from such Account.

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(4)  New Section 1.54 is added to read as follows:

     Section 1.54 Prior Plan Salary Redirection Account means that portion of a
                  Participant's Individual Account attributable to (i) any pre-tax deferrals and accumulated earnings allocated to such Participant under the terms of a plan which has been merged into this Plan (but does not include the Prior Plan) and (ii) the Participant's proportionate share attributable to his Prior Plan Salary Redirection Account, of the Adjustments, reduced by any distributions from such Account.

(5)  Section 2.3 is amended effective September 28, 1995, to read as follows:

     Section 2.3  Reemployment and Transfers

                  (a) Termination of employment shall be deemed to occur when an Employee has an interruption in continuity of his employment by the Company. Such termination may have resulted from retirement, death, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Company or to retire by the date on which an authorized leave of absence expired.

                  (b) If an Employee who was not eligible to become a Participant in the Plan during his prior period of employment is reemployed, he shall be eligible to participate in the Plan after he has met the requirements of Section 2.1.

                  (c) If an Employee who was a participant in the Plan during his prior period of employment (or who had met the age and service requirements of Section 2.1(a) but did not remain employed until the applicable Entry Date) is reemployed, he shall be eligible to again become a Participant as of the date he again becomes an Employee.

                  (d) If an Employee transfers employment from a non-adopting employer to the Employer, the Employee shall become a Participant under this Plan as of the date of transfer of employment to the Employer provided he has been employed, as of the date of transfer of employment, for six (6) consecutive months calculated from his original date of hire with the non-adopting employer. If the Employee who transfers employment from a non-adopting employer to the Employer has not been employed, as of the date of transfer of employment, for at least six (6) consecutive months

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                 calculated from his original date of hire with the non-adopting employer, he shall become a Participant under this Plan upon meeting the eligibility requirements of Section 2.1. calculated from his original date of hire with the non-adopting employer. For purposes of this Subsection, a non-adopting employer is an entity which is part of the Company but which has not adopted the Plan for the benefit of its employees.

(6)  Subsection 3.1(b) is amended to read as follows:

     (b) Submission of Form. In order for Salary Redirection to commence on the appropriate date (the beginning of a payroll period), the Salary Redirection agreement must be received by the Committee at least thirty (30) days prior to the date Salary Redirection is to start, or as soon as the Salary Redirection agreement can administratively be implemented, or such shorter period as is administratively feasible. Notwithstanding the above, a terminated Participant who is reemployed and is eligible to participate upon reemployment may enter into a Salary Redirection agreement on his reemployment date to be applicable to Compensation earned on and after such date or as soon as the Salary Redirection agreement can administratively be implemented. In addition, an Employee who transfers employment from a non-adopting employer to an Employer and is eligible to participate upon his transfer may enter into a Salary Redirection agreement on his date of transfer to be applicable to Compensation earned after that date or as soon as the Salary Redirection agreement can administratively be implemented. In the event a Participant does not so elect when initially eligible, he may subsequently elect to have Salary Redirection made on his behalf commencing with the first day following the Valuation Date which is at least thirty (30) days after the date his election form is delivered to the Committee, or such shorter period as is administratively feasible. The Salary Redirection agreement shall be on a form provided by the Committee. Such agreement shall authorize the employer to reduce Compensation otherwise payable to the Participant during each pay period by the amount of Salary Redirection elected.

(7)  Section 4.2 is amended to read as follows:

     Section 4.2 Investment of Accounts

                 (a) There shall be established the following Investment Funds within the Trust Fund:

                       (1) Fixed Income Fund - a fund consisting primarily of fixed income obligations of the United States government and

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                            its agencies and of companies other than the
                            Sponsoring Employer, in order to provide protection of principal consistent with an attractive rate of return.

                       (2) Equity Fund - a fund consisting primarily of equity investments.

                       (3) Company Stock Fund - a fund consisting primarily of shares of common stock of the Sponsoring Employer and dividends and distributions attributable to said common stock, plus temporary investments held pending purchase of additional shares of common stock of the Sponsoring Employer.

                  (b) Each Participant shall have the right to direct the Committee to invest the cumulative balance in his Individual Account attributable to Salary Redirection. Prior Plan Salary Redirection Contributions. Prior Plan Employer Contributions and current Salary Redirection in increments of twenty-five percent (25%) in the Investment Funds provided in Subsection (a) of this Section. Such direction shall be made by giving the direction to the Committee thirty (30) days prior to the first day following any Valuation Date to be effective on said first day following the Valuation Date.

                  (c) A Participant who does not make any election under this Section shall have the Individual Account attributable to Salary Redirection, Prior Plan Salary Redirection Contributions, Prior Plan Employer Contributions and current Salary Redirection made on his behalf invested in the Fixed Income Fund.

                  (d) All cumulative and current contributions attributable to Employer Contributions (including employer contributions under the Prior Plan) and the Profit Sharing Contribution Account shall be invested in the Company Stock Fund.

(8)  New Section 3.9 is added to read as follows:

     Section 3.9  Qualified Nonelective Contributions

                  The Employer may, as of any Valuation Date, make a Qualified Nonelective Contribution to the Trust Fund on behalf of any Participant with a Prior Plan Employer Contribution Account or Prior Plan Salary

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              Redirection Account in an amount equal to the surrender charges assessed by the insurer which held the assets in those accounts in the plan which was merged into this Plan. Such Qualified Nonelective Contributions shall be added to the Salary Redirection Accounts of those Participants in amounts equal to the allocation of the surrender charges to the Participant's combined Prior Plan Employer and Prior Plan Salary Redirection Accounts, shall be one hundred percent (100%) vested when made, subject to the same distribution rules as Salary Redirection Contribution, and shall be tested for nondiscrimination as Salary Redirection Contributions in accordance with the provisions of Section 3.5.

(9)  Subsection 5.6(b) is amended to read as follows:

     (b) A Participant shall always be one hundred percent (100%) vested in the balance of his Salary Redirection Account, Prior Plan Salary Redirection Account and Base Contribution Account.

(10) Subsection 5.6(c) is amended to read as follows:

     (c) Effective for Participants who terminate employment on or after July 1, 1990, a Participant shall be vested in the balance attributable to his Prior Plan Employer Contribution Account, Matching Contribution Account and Profit Sharing Contribution Account based on years of Service as of his date of termination, in accordance with the following schedule:

                    Years of Service       Vested Percentage
                    ----------------       -----------------

                    Less than 1 year               0%
                    1 but less than 2             25%
                    2 but less than 3             50%
                    3 but less than 4             75%
                    4 years or more              100%

(11) Subsection 5.8(a) is amended to read as follows:

     (a) A Participant or Beneficiary shall elect a distribution of the Individual Account in a single lump sum payment in cash as provided hereinafter. Notwithstanding the preceding sentence, a Participant may request that the Company Stock Fund be distributed in kind, provided that the Participant has at least one hundred (100) shares of Sponsoring Employer common stock in his Individual Account at the date of distribution. Any non-stock balance in his Company Stock Fund will be paid in cash and fractional shares will be paid in cash based on the fair market value of such fractional shares as of the date of distribution. In the event a

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           Participant elect to receive his Company Stock Fund in cash, the shares of Sponsoring Employer stock as of the date of distribution will be converted to cash based on the fair market value of such shares as of such date. Except as provided in Subsection (c) of this Section or Section 5.12, no other manner of distribution shall be provided. The request by the Participant or the Beneficiary shall be in writing and shall be filed with the Committee at least thirty (30) days before distribution is to be made. The Committee may not require a distribution without the consent of the Participant prior to his reaching Normal Retirement Age or, if the Participant is deceased, without the consent of his spouse, if the spouse is living and if the spouse is his Beneficiary, unless the vested value of the Individual Account is not more than three thousand five hundred dollars ($3,500). If the vested value of the Participant's Individual Account is less than three thousand five hundred dollars ($3,500), the benefits payable will be paid as soon as reasonably possible following the actual date of severance, notwithstanding lack of consent If the vested value of the Participant's Individual Account has been more than three thousand five hundred dollars ($3,500) at the time of any subsequent distribution, the value of the Participant's Individual Account will be deemed to be more than three thousand five hundred dollars ($3,500) at the time of any subsequent distribution for purposes of the consent requirements of this paragraph.


(12)  New Subsection 5.8(c) is added to read as follows:

      (c) Notwithstanding anything in this Section to the contrary, in the case of a Participant who has a Prior Plan Salary Redirection Account or a Prior Plan Employer Contribution Account, the Participant may take distribution of his Prior Plan Salary Redirection Account or Prior Plan Employer Contribution Account at such time or in such other form as was provided in the plan (as in effects as of the date of transfer) from which the Prior Plan Salary Redirection Account or Prior Plan Employer Contribution Account was transferred.

(13)  New Section 5.12 is added to read as follows:

      Section 5.12   Joint and Survivor Options

                     (a) This Section shall only apply to a Participant who has a Prior Plan Employer Contribution Account and/or a Prior Plan Salary Redirection Account that was transferred as a result of a plan merger from a plan that provided for an annuity form of distribution.

                     (b) Qualified Joint and Survivor Annuity. Except as otherwise provided below, unless an optional form of benefit is selected


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          pursuant to a qualified election within the 90 day period ending on the date benefit payments would commence, a Participant's vested Prior Plan Employer Contribution Account and Prior Plan Salary Redirection Account will be paid in the form of a qualified joint and survivor annuity, and an unmarried Participant's benefit shall be paid in the form of a life annuity unless otherwise elected by the Participant. A qualified joint survivor annuity will not be applicable and this Section shall not apply if the following conditions are met:

          (1) The Participant's vested Individual Account is payable in full, on the death of the Participant, to the Participant's surviving spouse, or if there is no surviving spouse, or if the surviving spouse has previously consented to the designation of a non-spouse Beneficiary in the manner prescribed under this Section, and

          (2) Such Participant does not elect a payment of benefits in the form of a life annuity, and

          (3) With respect to such Participant, such Plan is not a direct or indirect transfer of a Plan which is described in clause (i) or
                (ii) or Section 401(a)(11)(B) of the Code, or

          (4) If the distribution is subject to the terms and conditions contained in Section 5.8 concerning the distribution of vested Individual Accounts of three thousand five hundred dollars ($3,500) or less.

     (b) Qualified Pre-Retirement Survivor Annuity. Except as otherwise provided in this Subsection, unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before benefits have commenced, then the Participant's vested Prior Plan Employer Contribution Account and Prior Plan Salary Redirection Account shall be applied toward the purchase of an annuity for the life of the surviving spouse. Benefits will not be required to be paid in the form of a pre-retirement survivor annuity if the following conditions are met:

          (1) The Participant's vested Individual Account is payable in full, on the death of the Participant, to the Participant's surviving spouse, or if there is no surviving spouse, or if

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                the surviving spouse has previously consented to the designation of a non-spouse Beneficiary in the manner prescribed under this Section, and

        (2) Such Participant does not elect a payment of benefits in the form of a life annuity, and

        (3) With respect to such Participant, such Plan is not a direct or indirect transfer of a Plan which is described in clause (i) or
                (ii) or Section 401(a)(11)(b) of the Code, and

        (4) If the distribution is subject to the terms and conditions contained in Section 5.8 concerning the distribution of vested Individual Accounts of three thousand five hundred dollars ($3,500) or less

(c) Election Period shall mean, for purposes of this Section, the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Individual Account Balance as of the date of separation, the election period shall begin on the date of separation.

(d) Early Retirement Age shall mean, for purposes of this Section, the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(e) Qualified Election shall mean, for purposes of this Section, an election pursuant to this Subsection. A waiver of a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is permitted. The waiver must be in writing, must be executed by the Participant, must specify the Beneficiary and the optional form of benefit and must be consented to by the Participant's spouse. The spouse's consent to a waiver must be witnessed by a Plan representative or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified election. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed qualified

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                election, the designated spouse. Additionally a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

           (f) Qualified Joint and Survivor Annuity shall mean, for purposes of this Section, an annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Particpant's vested Prior Plan Employer Contribution Account and Prior Plan Salary Redirection Account.

           (g) Qualified Pre-Retirement Survivor Annuity shall mean, for purposes of this Section, a survivor annuity for the life of the surviving spouse, the actuarial equivalent of which is not less than fifty percent (50%) of the vested Prior Plan Employer Contribution Account and Prior Plan Salary Redirection Account of the Participant as of the date of death, which may become payable as a result of the Participant's death prior to his Normal Retirement Date.

           (h)  Notice Requirements.

                (1) In the case of a qualified joint and survivor annuity the Committee shall provide each Participant no less than thirty (30) days and no more than ninety (90) day prior to the annuity starting date (or such other time as provided by regulations or other pronouncements), a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a Participant's spouse; and (iv) the right to make and the effect of a revocation of a previous election to waive the qualified joint and survivor annuity.

                (2) In the case of a qualified pre-retirement survivor annuity the Committee shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with

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                                the close of the Plan Year preceding the Plan
                                Year in which the Participants attains age thirty-five (35), a written explanation of the qualified pre-retirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirement of a qualified joint and survivor annuity. If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age thirty-two
                                (32), the Committee shall provide notice no later than the close of the third Plan Year succeeding the entry of the Participant in the Plan.


                        (3) Notwithstanding the other requirements of this Section, the respective notices prescribed by this Section need not be given to a Participant if the Plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and the Participant cannot elect another form of benefit. For purposes of this Section, the Plan fully subsidizes the costs of a benefit if under the Plan the failure to waive such a benefit by a Participant would not result in a decrease in any plan benefits with respect to such Participant and would not result in increased contributions from the Participant.

(14)    Subsection 6.1(a) is amended to read as follows:

        (a) Except as otherwise provided in this Section, and upon proper written application of a Participant made at least thirty (30) days in advance of the withdrawal date, in such form as the Committee may specify, the Committee in its sole discretion may permit the Participant to withdraw a portion or all of the balance of his Salary Redirection Account and Prior Plan Salary Redirection Account (but only to the extent that he would have been permitted to withdraw his Prior Plan Salary Redirection Account based on hardship withdrawal, if it had not been transferred from the prior plan which was merged into this
                Plan); provided that earnings allocated to said account may not be withdrawn, Such withdrawal shall be based on the Valuation Date coincident with or immediately preceding the date of application plus contributions made to such Account since such Valuation Date.

(15)    New Section 6.2 is added to read as follows:

        Section 6.2     Prior Plan Employer Contribution Account Withdrawals

                        Upon proper written application in such manner and in such form as the Committee may specify, a Participant shall be permitted to withdraw a

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O:\TSS\VENCOR.AM9  March 20, 1996
                   portion or all of the balance of his Prior Plan Employer Contribution Account and Prior Plan Salary Redirection Account while employed determined as of the Valuation Date coincident with or immediately preceding the date of application but only to the extent that he would have been permitted to withdraw the funds in the account if they had not been transferred from the prior plan which was merged into this Plan.

(16)  New Section 6.3 is added to read as follows:

      Section 6.3  Participant Loans

                   No Participant loans are permitted under this Plan. However, to the extent that a plan that is merged into this plan has loans outstanding, the outstanding loan balance and accrued interest may be transferred to this Plan and segregated in the Participant's Individual Account until repaid. The loan shall be repaid and subject to the terms of the loan agreement, including the provisions of the merged plan.

                           * * * * * * * * * * * * *

                                  SIGNATURES
                                  ----------

      IN WITNESS WHEREOF, the Sponsoring Employer has caused this Amendment
Number 9 to be executed this the       day of                          , 1996,
                                 -----        -------------------------
but effective January 1, 1996, except as otherwise indicated herein.

Attest:                                         Vencor, Inc.

                                                By
-----------------------------                     ----------------------------
Secretary
                                                Title
                                                     -------------------------


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